UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 15, 2022

CIM Real Estate Finance Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Commission file number 000-54939

Maryland		27-3148022
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
2398 East Camelback Road, 4th Floor
Phoenix,	Arizona	85016
(Address of principal executive offices)		(Zip Code)
	(602)	778-8700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.
On July 15, 2022, CMFT SCF Borrower, LLC (the “Borrower”), an indirect wholly owned subsidiary of CIM Real Estate Finance Trust, Inc. (the “Company”), entered into a credit agreement (the “Credit Agreement”) with the lenders from time to time parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A. (the “Bank”), as administrative agent, letter of credit issuer and syndication agent, and PNC Bank, N.A., as syndication agent, which provides for borrowings in the initial amount of $300,000,000 (the “Credit Facility”), which will include a $100,000,000 term loan facility (the “Term Loan”) and the ability to borrow up to $200,000,000 in revolving loans (the “Revolving Loans”) under a revolving credit facility (the “Revolving Facility”) with a $30,000,000 letter of credit subfacility. The Term Loan and the Revolving Facility both mature on July 15, 2025.
The Revolving Loans and Term Loans bear interest at rates depending upon the type of loan specified by the Borrower, the interest period, and the Company’s adjusted leverage ratio. For alternate base rate (“ABR”) loans, the interest rate will be equal to the greater of: (a) JPMorgan Chase’s prime rate (as defined in the Credit Agreement), (b) the NYFRB Rate (as defined in the Credit Agreement) plus 0.50%, and (c) the Adjusted Term SOFR Rate (as defined in the Credit Agreement) plus 1.0% for the interest period plus the applicable rate. For term benchmark (“Term Benchmark”) loans and RFR loans, the interest rate is based on the Adjusted Term SOFR Rate or Adjusted Daily Simple SOFR (as defined in the Credit Agreement), respectively, for the applicable interest period plus the applicable rate. The applicable rate is based upon the adjusted leverage ratio, and for ABR Loans, ranges from 0.50% at an adjusted leverage ratio below 2.50:1.00 to 1.375% at an adjusted leverage ratio greater than 3.50:1.00. For Term Benchmark loans and RFR loans, the applicable rate is 1.00% higher than for ABR loans at each adjusted leverage ratio range. The Company will be required to make periodic interest payments on the Revolving Loans and Term Loans, and the outstanding principal and any accrued and unpaid interest is due on July 15, 2025.
In connection with the Credit Facility, certain subsidiaries of the Company, including the Borrower, entered into a collateral assignment of equity interest and security agreement, by which certain subsidiaries of the Company, including the Borrower, pledged equity interests in certain property owning subsidiaries as collateral to secure on a first priority basis the obligations under the Credit Facility. The Company and certain subsidiaries of the Company also entered into a guaranty with the Lenders (the “Guaranty”), under which the Company and certain subsidiaries agreed to guarantee the Borrower’s obligations under the Credit Agreement.
The Company paid certain fees upon the closing of the Credit Facility, including arrangement and up-front fees. The Company will also pay ongoing customary fees including an annual administrative agent fee, as well as a fee for the undrawn portion of the Revolving Facility. The Company must also pay certain fees upon the issuance of each letter of credit under the Credit Agreement and a quarterly fee based on the outstanding face amount of any letters of credit.
The Borrower has the right to prepay the outstanding amounts under the Credit Facility, in whole or in part, without premium or penalty provided that (i) prior written notice is received by the administrative agent; and (ii) prepayments of any Revolving Loan shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof and any prepayment of Term Loans shall be in a principal amount of $2,500,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount then outstanding. Any prepayment must include accrued interest on the amount prepaid plus any breakage amount.
The Credit Agreement contains customary representations, warranties, borrowing conditions and affirmative, negative and financial covenants, including minimum tangible net worth, debt service coverage and leverage ratio requirements and maximum variable rate and recourse debt requirements. The Credit Agreement also includes usual and customary events of default and remedies for facilities of this nature.
The foregoing description of the Credit Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement
On July 15, 2022, and with proceeds from the closing of the Credit Facility, the Company paid down the $212.5 million outstanding balance under its credit agreement (the “CIM Income NAV Credit Agreement”) with JPMorgan Chase Bank, N.A. as administrative agent and the other lenders party thereto, and terminated the CIM Income NAV Credit Agreement. The CIM Income NAV Credit Agreement provided for borrowings of up to $425 million, including a $212.5 million term loan and up to $212.5 million in unsecured revolving loans, and was set to mature on September 6, 2022.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Credit Agreement Dated as of July 15, 2022, among CMFT SCF Borrower, LLC, as the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, L/C Issuer and Syndication Agent and the lenders party hereto and PNC Bank, N.A., as Syndication Agent.

10.2	Continuing Guaranty, dated as of July 15, 2022, by CMFT SCF Borrower, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2022	CIM REAL ESTATE FINANCE TRUST, INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)